SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_] CONFIDENTIAL, FOR USE OF THE
                                          COMMISSION ONLY (AS PERMITTED BY
                                          RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CATALYST INTERNATIONAL, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         --------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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Notes:

                              [CATALYST LOGO]

                        CATALYST INTERNATIONAL, INC.
                          8989 NORTH DEERWOOD DRIVE
                         MILWAUKEE, WISCONSIN 53223

                            --------------------


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 26, 1999

                            --------------------


To our Stockholders:

Catalyst International, Inc. will hold its Annual Meeting of Stockholders on Monday, April 26, 1999 at 8:00 a.m. C.D.T. at its corporate headquarters located at 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, for the following purposes:

     (1)  To elect two Class I Directors to serve for three-year terms;

     (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at 5:00 p.m. C.D.T. on March 12, 1999 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

You are cordially invited to attend the Annual Meeting. Your vote is important. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the Annual Meeting to be held.

WE URGE YOU TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                       By Order of the Board of Directors,

                                       /s/ Mark T. Ehrmann
                                       Mark T. Ehrmann, Secretary


March 24, 1999

                              [CATALYST LOGO]

                        CATALYST INTERNATIONAL, INC.
                          8989 North Deerwood Drive
                         Milwaukee, Wisconsin 53223

                           ---------------------

                              PROXY STATEMENT

                           ---------------------


THIS ENCLOSED PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS OF CATALYST INTERNATIONAL, INC. (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, APRIL 26, 1999, AT 8:00 A.M. C.D.T., AT THE COMPANY'S CORPORATE HEADQUARTERS LOCATED AT 8989 NORTH DEERWOOD DRIVE, MILWAUKEE, WISCONSIN 53223 (THE "ANNUAL MEETING").

Only holders of record of the 6,970,769 shares of Common Stock outstanding at the close of business on March 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the Record Date will constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Neither abstentions nor broker non-votes will have an impact on the election of Directors. With respect to Proposal Two, abstentions and broker non-votes will have the same effect as a vote against the proposal. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

This Proxy Statement, Notice of Annual Meeting of Stockholders, and Proxy Card, together with the Company's 1998 Annual Report to Stockholders, including audited financial statements for the year ended December 31, 1998, are being mailed to stockholders of the Company commencing on or about March 24, 1999.

The proxy holders, Sean P. McGowan and Mark T. Ehrmann, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Annual Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

IF THE ACCOMPANYING PROXY CARD IS PROPERLY SIGNED AND RETURNED TO THE COMPANY AND NOT REVOKED, IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREON. EACH STOCKHOLDER MAY REVOKE A PREVIOUSLY GRANTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE OF REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY OR BY ATTENDING THE ANNUAL MEETING AND REVOKING THE PROXY PRIOR TO THE ANNUAL MEETING.


                                PROPOSAL ONE
                           ELECTION OF DIRECTORS

The Company's directors are divided into three classes, designated as Class I, Class II, and Class III, with staggered terms of three years each. The term of office of the Directors in Class I expires at the 1999 Annual Meeting.

The Board of Directors proposes that the following nominees, who are currently serving as Class I Directors, be elected as Class I Directors for a new term of three years ending at the Company's 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees receiving the largest number of affirmative votes cast will be elected as Class I Directors up to the maximum number of Directors to be chosen at the election.

                            NOMINEES FOR DIRECTOR

                  Class I Directors (term expiring in 2002)

Name                    Principal Occupation and Directorships

James F. Goughenour . . Mr. Goughenour has served as Director of the Company
 Age 61 since January 1997. Since June 1997, Mr. Goughenour has served as Vice President of Technology, Planning and Operations Services at Sealy, Inc. Prior thereto, Mr. Goughenour served successively as Vice President of Information Technologies, Customer Service, Distribution, Logistics, and Process Improvement & Technology for HON Industries (a manufacturer of office furniture and fireplaces).

Sean P. McGowan . . . . Mr. McGowan has served as President and Chief
 Age 38 Executive Officer since August 1997. Mr. McGowan has served as a Director of the Company since April 1997, as a Director of the Company's wholly owned subsidiary, Catalyst WMS International Limited since August 1997, and as a Director of the Company's wholly owned subsidiary , Kearney Systems, Inc. since August 1998. From January 1997 until August 1997, Mr. McGowan served as President and Chief Operating

                        Officer of the Company. From May 1996 until January 1997, Mr. McGowan served as Senior Vice President-North American Operations of the Company. Prior to joining the Company, Mr. McGowan served as General Manager and as Sales Manager at Professional Control Corporation from 1991 to 1996; as General Manager and part-owner of All-Prox Distribution Services, Inc., from 1986 to 1991 and as a salesman for Sencon, an Industrial Controls corporation, with territories including the East Coast and Midwest from 1982 to 1985.

                            CONTINUING DIRECTORS

                  Class II Directors (term to expire in 2000)

Douglas B. Coder. . . . Mr. Coder has served as a Director of the Company
 Age 63 since July 1992 and as Chairman of the Board since January 1997. Mr. Coder has served as a principal of the Coder Company (a real estate brokerage firm) and DBC Realty (a real estate holding company) since 1969 and 1971, respectively.

Terrence L. Mealy . . . Mr. Mealy has served as a Director of the Company
 Age 68 since July 1992. Mr. Mealy has been an attorney in private practice since 1957 and is a member of the State Bar of Iowa.

                   Class III Director (term to expire in 2001)

Roy J. Carver . . . . . Mr. Carver has served as a Director of the Company
 Age 55 since April 1994. Since 1982, Mr. Carver has served as Chairman of the Board of Carver Pump Company (a manufacturer of pumps and related products). Since 1982, Mr. Carver has served as a Director of Bandag, Inc. (a tire retreading company).

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED TO SERVE AS CLASS I DIRECTORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has standing Audit, Compensation, Long Range Planning, and Nominating Committees. The Board of Directors does not have a Finance Committee. The Board of Directors held five meetings in 1998. Each director attended at least 75% of the full board meetings and meetings of committees on which such Director served in 1998.

The Audit Committee, consisting of Messrs. Carver, Goughenour, and Mealy, nominates the Company's independent auditors for approval by the Board of Directors and reviews the scope, results, and costs of the audit with the Company's independent auditors. It also reviews the financial statements of the Company and the audit function to assure full compliance with the requirements of regulatory agencies and full disclosure of necessary information to the stockholders of the Company. The Audit Committee was established in November 1995 and held two meetings in 1998. It has recommended the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1999.

The Compensation Committee, consisting of Messrs. Carver, Coder, Goughenour, and Mealy, establishes compensation levels for the executive officers of the Company, including the annual bonus plan for senior management, and administers the Company's 1993 Stock Option Plan, as amended, and 1997 Director Stock Option Plan. The Compensation Committee held six meetings in 1998.

The Long Range Planning Committee, consisting of Messrs. Carver, Coder, Goughenour, and Mealy, determines the Company's future strategies. The Long Range Planning Committee held three meetings in 1998.

The Nominating Committee, consisting of Messrs. Carver, Coder, and Mealy, nominates persons for election as directors of the Company. Stockholders are also entitled to nominate candidates for the Board of Directors, and the Nominating Committee will consider nominees recommended by stockholders, in accordance with the procedures set forth in the Company's By-Laws. The Nominating Committee held two meetings in 1998.


DIRECTOR COMPENSATION

Directors of the Company who are not employees of the Company receive a fee of $1,500 (or its equivalent in stock options) for each Board of Directors meeting they attend and $500 (or its equivalent in stock options) for each Committee meeting they attend and are reimbursed for their expenses incurred in connection with their responsibilities as directors.

Mr. Coder receives compensation of $5,000 per month plus bonus (equal to $60,000 for 1998) and full medical benefits in consideration for performing his duties as Chairman of the Board.

The Director Stock Option Plan, approved at the 1997 Annual Meeting of Stockholders, allows non-employee Directors to receive stock options in lieu of cash compensation for attendance at Board of Directors and Committee Meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 furnished to the Company pursuant to
Section 16(a) of the Securities and Exchange Act of 1934, as amended, the Company believes that all executive officers and directors are in compliance with the filing requirements, with the following exceptions: David M. Kogut failed to file a Form 4 on a timely basis reporting a stock purchase of 200 shares in November 1995 and Roy J. Carver, Douglas B. Coder, James F. Goughenour, and Terrence L. Mealy each failed to file (i) a Form 4 on a timely basis reporting a stock option grant of 135 shares in December 1998 and (ii) a Form 5 reporting a stock option grant of 5,000 shares in April 1998. All such filings have subsequently been made.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of February 26, 1999 (unless otherwise noted), beneficial ownership of Common Stock by (i) directors, (ii) those executive officers named in the Summary Compensation Table appearing under "Executive "Compensation," below, (iii) persons known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, (iv) and all directors and executive officers of the Company as a group. Unless otherwise indicated, the person listed has sole voting and investment power.

                                                      Amount and
                                                       Nature of
Name and Address of                                  Beneficial    Percent of
  Beneficial Owners                                    Ownership        Class
Roy J. Carver                                         252,956(1)       3.63%
  2415 Park Avenue
  Muscatine, IA  52761

Douglas B. Coder                                      801,218(2)      11.49%
  8711 East Pinnacle Peak Road #127
  Scottsdale, AZ  85255

James F. Goughenour                                    18,062(3)        *
  1228 Euclid Avenue
  Cleveland, OH  44115

Sean P. McGowan                                       244,968(4)       3.51%
  8989 North Deerwood Drive
  Milwaukee, WI  53223

Terrence L. Mealy                                     921,252(5)      13.22%
  301 East Second Street
  Muscatine, IA  52761

David M. Kogut                                         64,282(6)        *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

Judith K. Fearn                                        42,282(7)        *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

John F. Kramer                                         42,986(8)        *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

PAGE 8

Michael D. Schulz                                      38,625(9)        *
  8989 North Deerwood Drive
  Milwaukee, WI  53223

FMR Corp.                                             583,000(10)     8.59%
  82 Devonshire Street
  Boston, MA  02109

State of Wisconsin Investment Board                   760,000(11)     10.82%
  Post Office Box 7842
  Madison, WI  53707

All directors and executive officers
  as a group (18 persons)                           2,895,020(12)     41.53%

------------
   *Less than 1% of the outstanding Common Stock.
(1) Includes options to purchase 18,214 shares, all of which are immediately exercisable.
(2) Includes 37,271 shares held by Mr. Coder's spouse, 286,240 shares held by S&S Partnership and 104,498 shares held in trust for the benefit of Mr. Coder's children. Mr. Coder disclaims beneficial ownership of all such shares. Mr. Coder has sole voting and investment power with respect to 355,137 shares and shared voting and investment power with respect to 428,009 shares. Also includes options to purchase 18,072 shares, all of which are immediately exercisable.
(3) Includes options to purchase 7,334 shares, all of which are immediately exercisable.
(4) Includes options to purchase 229,968 shares which are exercisable within 60 days of February 26, 1999.
(5) Includes 6,000 shares held by Mr. Mealy's spouse. Mr. Mealy disclaims beneficial ownership of all such shares. Mr. Mealy has sole voting and investment power with respect to 897,089 shares and shared voting and investment power with respect to 6,000 shares. Also includes options to purchase 18,163 shares, all of which are immediately exercisable.
(6) Includes options to purchase 59,832 shares which are exercisable within 60 days of February 26, 1999.
(7) Includes options to purchase 42,082 shares which are exercisable within 60 days of February 26, 1999.
(8) Includes options to purchase 41,486 shares which are exercisable within 60 days of February 26, 1999.
(9) Represents options to purchase 38,625 shares which are exercisable within 60 days of February 26, 1999.
(10) This information is based on a Schedule 13G dated February 1, 1999.
(11) This information is based on a Schedule 13G dated January 16, 1999.
(12) Includes options to purchase 611,279 shares which are exercisable within 60 days of February 26, 1999.

                            EXECUTIVE OFFICERS*

Name                     Age  Position
----                     ---  --------
Sean P. McGowan          38   President and Chief Executive Officer
Michael D. Schulz        46   Executive Vice President-Operations and Chief
                              Operating Officer
Robert J. Kearney        45   Executive Vice President
James G. Stowers         55   Senior Vice President-International Sales
David M. Kogut           47   Senior Vice President-Complementary Services
Peter J. Briehl          41   Vice President-Development and Delivery
Lynne B. Briggs          38   Vice President-Software Engineering
Judith K. Fearn          37   Vice President-European Operations
David L. Harney          60   Vice President-Research and Development
Thomas G. Hickinbotham   54   Vice President-Finance & Administration and
                              Chief Financial Officer
Douglas J. Kennedy       35   Vice President-Professional Services
                              Organization
John F. Kramer           35   Vice President-Sales
Steven S. Rishel         33   Vice President-Marketing
Daniel A. Trew           47   Vice President-Product Strategy

* Information current as of March 3, 1999

  SEAN P. MCGOWAN has served as President and Chief Executive Officer since August 1997. Mr. McGowan has served as a Director of the Company since April 1997, as a Director of the Company's wholly owned subsidiary, Catalyst WMS International Limited, since August 1997, and as a Director of the Company's wholly owned subsidiary, Kearney Systems, Inc., since August 1998. From January 1997 to August 1997, Mr. McGowan served as President and Chief Operating Officer; and from May 1996 to January 1997 as Senior Vice President-North American Operations. Prior to joining the Company, Mr. McGowan served as General Manager and as Sales Manager at Professional Control Corporation from 1991 to 1996; as General Manager and part-owner of All-Prox Distribution Services, Inc., from 1986 to 1991 and as a salesman for Sencon, an Industrial Controls corporation, with territories including the East Coast and Midwest from 1982 to 1985.

  MICHAEL D. SCHULZ has served as Executive Vice President-Operations and Chief Operating Officer since January 1998. Prior to joining the Company, Mr. Schulz was with Case Corporation and served as Director of Information Systems from December 1996 to January 1998; as Director Information Services, Worldwide Data Centers and Global Network Operations from August 1995 to December 1996; and as Director of European Data Systems from June 1990 to August 1995.

  ROBERT J. KEARNEY has served as Executive Vice President since August 1998. Prior to joining the Company, Mr. Kearney served as chief executive officer, president, and founder of Kearney Systems, Inc.

  JAMES G. STOWERS is one of the cofounders of the Company and has served as its Senior Vice President-International Sales since April 1994. Prior thereto, Mr. Stowers served as a Vice President of the Company with various marketing, sales, and management responsibilities. Mr. Stowers was a director of the Company from August 1982 to November 1993.

  DAVID M. KOGUT has served as Senior Vice President-Complementary Services since July 1998. Prior thereto, Mr. Kogut served as Senior Vice President-Customer Satisfaction from October 1997 to July 1998; as Senior Vice President-Operations from January 1997 to October 1997; as Vice President-Customer Service from October 1995 to January 1997; as Vice President-Marketing from October 1993 to October 1995 and as Vice President-Systems Integration since rejoining the Company in October 1991.

  PETER J. BRIEHL has served as Vice President-Development and Delivery since October 1997. Prior thereto, Mr. Briehl served as Director of Advanced Technology from August 1996 to October 1997 and as Manager of Software Distribution from February 1996 to August 1996. Prior to joining the Company, Mr. Briehl was employed for over twenty years by the United States Marine Corps and served as the Training and Operations Head at the Computer Science School in Quantico, Virginia from July 1994 to February 1996.

  LYNNE B. BRIGGS has served as Vice President-Software Engineering since November 1998. Prior thereto, Ms. Briggs served as Director-Product Development from September 1997 to November 1998; as Director-Application Design from August 1996 to April 1997; and as a Project Manager from January 1996 to August 1996. Ms. Briggs left the Company briefly and served as Director of Staff Planning at Carson Pirie Scott from April 1997 to September 1997. Prior to joining the Company in January 1996, Ms. Briggs served as Chief Information Officer for Chestnut Health Systems from 1994 to 1995.

  JUDITH K. FEARN has served as Vice President-European Operations since December 1995. Prior thereto. Ms. Fearn served as the Company's Managing Director-United Kingdom since May 1994. Ms. Fearn has been a director of the Company's wholly owned subsidiary, Catalyst WMS International Limited, since May 1995.

  DOUGLAS J. KENNEDY has served as Vice President-Professional Services Organization since August 1996. From December 1995 to August 1996, Mr. Kennedy served as Director-Retail Operations of the Company and as a Project Manager from November 1994 to November 1995. Prior to joining the Company, Mr. Kennedy worked in various positions as Woolworth Corporation.

  JOHN F. KRAMER has served as Vice President-Sales since November 1998. From October 1996 to November 1998, Mr. Kramer served as Vice President-North American Sales and from January 1996 to October 1996, as Regional Sales

Manager for the Northeast United States. Prior to joining the Company, Mr. Kramer was employed as a Regional Salesperson for Pansophic/Computer Associates from December 1990 to January 1996.

  DAVID L. HARNEY has served as Vice President-Research and Development since December 1992 and served as Vice President-Software Development of the Company from February 1991 to December 1992.

  THOMAS G. HICKINBOTHAM has served as Vice President-Finance & Administration and Chief Financial Officer since June 1997. Prior thereto, Mr. Hickinbotham served as the Chief Financial Officer for Rent, Inc. and owned and operated Essentials of International Business, Inc. from 1990 to June 1997.

  STEVEN S. RISHEL has served as Vice President-Marketing since August 1996. Prior to joining the Company, Mr. Rishel served as a Regional Manager at Computer Technology Corporation from August 1993 to August 1996. Prior thereto, Mr. Rishel served as a Regional Manager at Tayio America.

  DANIEL A. TREW has served as Vice President-Product Strategy since November 1998. From August 1997 to November 1998, Mr. Trew served as a Product Manager in the Marketing Group and from January 1994 to August 1997, as Director-Logistics Technology. Prior thereto, Ms. Trew served as a consultant with IBM Consulting Services.


                          EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers (collectively, the "Named Executive Officers") of the Company for services rendered in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996.

                         SUMMARY COMPENSATION TABLE

                                                               Long Term
                                                          Compensation Awards
Name and                          Annual Compensation    Securities Underlying
Principal Position          Year  Salary($)  Bonus($)      Options (#)(1)(2)
------------------          ----  ---------  --------    ---------------------
Sean P. McGowan             1998    200,000    52,500            50,000
 President and Chief        1997    210,435         0           150,000
 Executive Officer          1996    114,845    40,000           120,000

Michael D. Schulz(3)        1998    140,000    15,000            87,000
 Executive Vice President-
 Operations and Chief
 Operating Officer

PAGE 12

David M. Kogut              1998    135,000     7,500                 0
 Sr. Vice President-        1997    131,632         0            65,000
 Complementary Services     1996     90,203         0             5,000

Judith K. Fearn             1998    136,102     7,500                 0
 Vice President-            1997    137,083         0            10,000
 European Operations        1996    118,400         0            10,000

John F. Kramer              1998     110,000   66,232(4)         15,000
 Vice President-Sales       1997     129,750   87,112(4)         33,000
                            1996      92,160   10,620(4)         17,000

----------
(1) None of the named executive officers held restricted stock at the end of 1998.
(2) Option grants noted herein represent the option grants in the period in which they were originally granted. Due to repricings effected by the Company, some of the original option grants were repriced in subsequent periods.
(3)  Mr. Schulz was hired by the Company in January 1998.
(4)  Represents sales commissions paid to Mr. Kramer.

Options. The Company granted options to the Named Executive Officers during fiscal 1998 as set forth below.


                     OPTION GRANTS IN LAST FISCAL YEAR (1998)

                                 Percentage
                                 of Total                 Potential Realizable
                                 Options                      Value At Assumed
                   Number of     Granted to                       Annual Rates
                   Securities    Employees                      of Stock Price
                   Underlying    in      Exercise             Appreciation For
                   Options       Fiscal  Price      Expiration     Option Term
Name               Granted       1998    ($/Share)  Date        5%($)   10%($)
----               ------------  ------  ---------  --------  -------  -------
Sean P. McGowan    50,000(1)     12.57%    7.00     04/09/08  220,113  557,810
Michael D. Schulz  42,000(2)     10.55%    4.25     01/29/08  112,258  284,483
                   45,000(3)(4)  11.31%    7.00     04/09/08  198,102  502,029
David M. Kogut          0
Judith K. Fearn         0
John F. Kramer     15,000(5)(6)   3.77%    7.00     04/09/08  66,034   167,343

----------
(1) The options vest 100% on the two year anniversary of the date of grant (April 9, 1998).
(2) The option vests 20% on the first anniversary of the date of grant (January 19, 1998) and 1-2/3% each month thereafter provided Mr. Schulz remains an employee of the Company.
(3) The option vests 100% on April 9, 2000 provided Mr. Schulz remains an employee of the Company through such date.
(4) Pursuant to a letter agreement with the Company dated April 27, 1998, these options shall vest upon the earlier of the date of a change in control of the Company or December 31, 1999. In addition, one-half of said options which were not vested on December 31, 1998 became vested on such date.
(5) The option vests 20% on the first anniversary of the date of grant (April 9, 1998) and 1-2/3% each month thereafter provided Mr. Kramer remains an employee of the Company.
(6) Pursuant to a letter agreement with the Company dated December 5, 1997, these options shall vest upon the earlier of the date of a change in control of the Company or December 31, 1999. In addition, one-half of said options which were not vested on December 31, 1998 became vested on such date.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides information regarding the value of stock options held at December 31, 1998 by the Chief Executive Officer and Named Executive Officers. Neither the Chief Executive Officer nor any of the Named Executive Officers exercised options in 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                        Number of Securities          Value of Unexercised
                       Underlying Unexercised         in-the-Money Options
                  Options/SAR at Fiscal Year-End       at Fiscal Year-End
Name                Exercisable   Unexercisable    Exercisable   Unexercisable
----                -----------   -------------    -----------   -------------
Sean P. McGowan       216,625        103,375        1,915,688       701,813
Michael D. Schulz      22,500         64,500          112,500       438,000
David M. Kogut         54,500         51,750          511,500       438,000
Judith K. Fearn        36,750         43,250          359,975       371,025
John F. Kramer         38,650         26,350          278,390       161,984

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company and Mr. Stowers are parties to a letter agreement dated October 23, 1998 which sets forth the terms under which Mr. Stowers will continue to serve as Senior Vice President-International Sales through May 31, 2000.
Under the employment agreement, Mr. Stowers receives a base salary as provided in such agreement and is entitled to participate in the benefit plans generally provided by the Company to its executive officers, including annual bonus plans, vacation plans, and welfare plans. In addition, the Company agrees to pay certain health benefits to Mr. Stowers and his immediate family through a period which expires no later than December 31, 2018. The employment agreement prohibits Mr. Stowers from competing with the Company during his employment and for a period of four years thereafter.

The Company and Mr. Coder are parties to a letter agreement dated September 1997, as subsequently amended, under which the Company agreed to pay certain health benefits to Mr. Coder and his immediate family through a period which expires no later than December 31, 2011.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's 1993 Stock Option Plan, as amended, and 1997 Director Stock Option Plan. The Committee is comprised of four non-employee directors: Mssrs. Carver, Coder, Goughenour, and Mealy. The Committee's overall objective is to establish a compensation policy that will (i) attract, retain, and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors.

The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following:
(i) base salary; (ii) quarterly incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulative provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

BASE SALARY: Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment, and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

INCENTIVE BONUSES: The Committee recommends the payment of quarterly bonuses to provide an incentive to these persons to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The amount of the incentive bonus to each executive officer is based on the individual executive's performance.

EQUITY INCENTIVES: Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the common stock, and hence, the stockholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company grants new options to the executives, including the Chief Executive Officer, on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 1998, options to purchase an aggregate of 227,000 shares of common stock were granted to the Company's executive officers.

OTHER BENEFITS: Benefits offered to the Company's executive officers are served as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees.

In 1993, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the "Plan") covering all of the Company's eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. In 1998, the Company provided additional matching
contributions in the amount of 25% under the Plan.   The Plan is designed to
qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

CEO COMPENSATION: The Committee annually reviewed the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Sean P. McGowan served as the Company's Chief Executive Officer since August 1997. In 1998, Mr. McGowan's base salary was set at $200,000, which the Committee believes to be a reasonable salary. In addition, Mr. McGowan received incentive bonuses totaling $52,500 and was granted 50,000 stock options.

COMPLIANCE WITH INTERNAL REVENUE CODE: Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 1998 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of
Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                    Compensation Committee

                                    Roy J. Carver
                                    Douglas B. Coder
                                    James F. Goughenour
                                    Terrence L. Mealy


PERFORMANCE GRAPH

The following graph compares cumulative total stockholder return of the Common Stock with the cumulative total return of the Nasdaq Stock Market (R) Index from the date of the Company's initial public offering (November 16, 1995) to the fiscal year end (December 31, 1998). In addition, the graph also compares the Company's performance to that of the Nasdaq Computer and Data Processing Stock Index. The graph assumes that the value of the investment in the Common Stocks and each index was $100 on November 16, 1995 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

                                    [GRAPH]

                                          Nasdaq Stock       Nasdaq Computer &
Measurement             Catalyst          Market (U.S.       Data Processing
Period            International, Inc.($)  Companies)($)         Stocks($)
---------                        ---------------------------------    --------------------            -------------------------
11/16/95                    100                100                 100
12/31/95                     88                101                 100
12/31/96                     36                124                 123
12/31/97                     31                152                 151
12/31/98                     92                214                 271


FINANCIAL AND OTHER INFORMATION

With respect to the Company's (i) financial statements, (ii) management's discussion and analysis of financial condition and results of operations, and
(iii) qualitative and quantitative disclosures about market risks, the Company's 1999 Annual Report to Stockholders is incorporated herein by reference.



                                 PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Ernst & Young LLP, an independent public accounting firm, to audit the financial statements of the Company for the year ending December 31, 1999. Ernst & Young LLP has audited the Company since 1993. Representatives of Ernst & Young LLP will attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to answer questions.

THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE THEREON IS REQUIRED TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the Company's 2000 Annual Meeting of Stockholders and other proposals to be submitted for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than November 23, 1999 and must otherwise be in accordance with the requirements of the Company's By-Laws. To be considered for inclusion in the proxy statement for the Company's 2000 Annual Meeting of Stockholders, stockholder proposals for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices by November 23, 1999. Such nominations or proposals must be submitted to Catalyst International, Inc., 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, Attention:
Corporate Secretary. To avoid disputes as the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.


                                OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be properly presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain stockholders by telephone, personal solicitation or facsimile.

STOCKHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION AS FILED ON FORM 10-K AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, CATALYST INTERNATIONAL, INC., 8989 NORTH DEERWOOD DRIVE, MILWAUKEE, WISCONSIN 53223. EXHIBITS TO FORM 10-K WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.


                                   By Order of the Board of Directors,

                                   /s/ Mark T. Ehrmann
                                   Mark T. Ehrmann, Secretary

CATALYST INTERNATIONAL, INC.                                             PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      CATALYST INTERNATIONAL, INC.

          Annual Meeting of Stockholders - April 26, 1999

  The undersigned hereby appoints Sean P. McGowan and Mark T. Ehrmann, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorized each of them to represent and to vote, as designated hereon, all of the shares of common stock of Catalyst International, Inc. held of record by the undersigned on March 12, 1999, at the 1999 Annual Meeting of Stockholders of Catalyst International, Inc. to be held on April 26, 1999 or at any adjournment or postponement thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be vote "FOR" (i) the election of the nominees as Class I Directors and
(ii) ratification of Ernst & Young LLP as the Company's independent auditors for 1999, all as more fully described in the accompanying Proxy Statement.




            DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


             CATALYST INTERNATIONAL, INC. 1999 ANNUAL MEETING

1.   ELECTION OF DIRECTORS:        1-JAMES F. GOUGHENOUR
                                   2-SEAN P. MCGOWAN

     [_] FOR the nominees                   [_] WITHHOLD AUTHORITY
         listed to the left.                    to vote for the nominee
                                                listed to the left.

2. To ratify the appointment of Ernst & Young LLP as the Company's Independent auditors for 1999.

     [_] FOR            [_] AGAINST            [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


Check appropriate box
Indicate changes below:
Address Change? [_]  Name Change? [_]


Date ____________________________     NO. OF SHARES _________________________


                                      _______________________________________
                                      SIGNATURE(S) IN BOX
                                      Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
March 15, 1999 - Draft #1